Exhibit 23.2

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
  ------------------------
     PCAOB REGISTERED


        CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
        --------------------------------------------------------

We consent to the incorporation by reference in this Registration Statement of Hydrogen Hybrid Technologies, Inc. on Form S-8 of our report dated January 7, 2008, for the years ended September 30, 2007 and 2006.


/s/ Moore & Associates, Chartered
---------------------------------
    Moore & Associates Chartered
    Las Vegas, Nevada
    October 16, 2008


           2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146
                  (702) 253-7499  Fax (702) 253-7501

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